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                                                                   Exhibit 21

                            Subsidiaries of the Registrant


Name                                             Jurisdiction of Incorporation
----                                             -----------------------------

Duff & Phelps Credit Rating Co. of Europe                  Illinois

Duff & Phelps Credit Rating Co. of Asia                    Illinois